UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act Of 1934

Date of Report (date of earliest event reported): November 17, 2025

International Land Alliance, Inc.

(Exact name of registrant as specified in its charter)

Wyoming	000-56111	46-3752361
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

350 10th Avenue, Suite 1000

San Diego, CA 92101

(Address of Principal Executive Offices) (Zip Code)

(877) 661-4811

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock	ILAL	OTC:QB

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On November 17, 2025, International Land Alliance, Inc., a Wyoming corporation (the “Company”) entered into a transaction with Mast Hill Fund L.P. (“Mast Hill”) with the following agreements:

a.	Securities Purchase Agreement (attached hereto as Exhibit 10.1), pursuant to which the Company issued to Mast Hill a Convertible Promissory Note in the aggregate principal amount up to $50,000,000 (“Mast Hill Note” attached hereto Exhibit 10.2). The Mast Hill Note (1) is issuable in funding tranches, (2) has an original discount of 10%, (3) accrues annual interest at 12%, (4) has a maturity date 12 months from each tranche issuance, and (5) is convertible at any time by Mast Hill into shares of Company common stock at a conversion price equal to 85% of the lowest volume weighted average price during 5 trading days immediately preceding the respective conversion date.

With each tranche, the Company shall issue Mast Hill a Warrant to purchase shares of Company common stock equal to 20% of the principal amount of such tranche divided by the lowest traded price of the common stock during the 10 trading days immediately preceding the funding date. Each of the Warrants shall initially be exercisable at an exercise price equal to $0.001 per share.

On November 17, 2025, the Company and Mast Hill consummated the first tranche under the Mast Hill Note for a principal amount of $3,573,333.33 with net proceeds to the Company of $3,216,000.00 (after original issue discount) and the issuance of a warrant to Mast Hill to purchase 5,337,316 shares of Company common stock (attached hereto as Exhibit 10.3).

b.

Maintenance Agreement (attached as Exhibit 10.4) pursuant to which Company shall provide certain property maintenance services to a facility (the “Facility”) affiliated with Mast Hill for monthly service fees until June 22, 2044 in the amount equal to: gross rental income from the Facility from the immediately preceding calendar month, minus customary fees, expenses, and maintenance reserves. As consideration for such Maintenance Agreement, the Company issued to Mast Hill a convertible promissory note on November 17, 2025, in the principal amount of $5,209,000 (attached hereto as Exhibit 10.5). Such note (1) accrues annual interest at 12%, (2) has a maturity date 12 months from issuance, and (3) is convertible at any time by Mast Hill into shares of Company common stock at a conversion price equal to 85% of the lowest volume weighted average price during the 5 trading days immediately preceding the respective conversion date.

The foregoing description is a summary and is qualified in its entirety by reference to the documents attached hereto, which documents are incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

All of the securities described in this Current Report on Form 8-K were offered and sold in reliance upon exemptions from registration pursuant to Section 4(a)(2) under the Securities Act of 1933, as amended (“Securities Act”), and Rule 506 of Regulation D promulgated thereunder. The offering was made to “accredited investors” (as defined by Rule 501 under the Securities Act).

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Number	Description
10.1	Securities Purchase Agreement
10.2	Mast Hill Promissory Note
10.3	Common Stock Purchase Warrant
10.4*	Maintenance Agreement
10.5	Maintenance Agreement Promissory Note
104	Cover Page Interactive Data File (Embedded within the Inline XBRL document)

* certain schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The registrant hereby undertakes to furnish supplementally copies of any of the omitted schedules upon request by the SEC. A list of omitted schedules in included in Exhibit 10.4.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERNATIONAL LAND ALLIANCE, INC.

By:	/s/ Frank Ingrande
Frank Ingrande
Chief Executive Officer

Date: November 21, 2025